Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Lake Forest, IL, January 27, 2021 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2020 net income of $124 million, or $1.30 per share, and net income of $127 million, or $1.33 per share, excluding special items. Fourth quarter net sales were $1.7 billion in both 2020 and 2019. Full year 2020 net income was $461 million, or $4.84 per share, and net income of $550 million, or $5.78 per share, excluding special items. Full year net sales were $6.7 billion in 2020 and $7.0 billion in 2019.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2020	2019	Change	2020	2019	Change
Reported Diluted EPS	$1.30	$1.43	$(0.13)	$4.84	$7.34	$(2.50)
Special Items Expense (1)	0.03	0.28	(0.25)	0.94	0.31	0.63
Diluted EPS excluding Special items (2)	$1.33	$1.71	$(0.38)	$5.78	$7.65	$(1.87)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter include special items for facilities closure and restructuring costs. Full year 2020 earnings include special items primarily for costs associated with facility closures, expenses associated with the impact of Hurricane Laura at our DeRidder, Louisiana mill, and goodwill impairment charges in our Paper segment resulting from the exacerbated deterioration in uncoated freesheet market conditions arising from the COVID-19 pandemic.

Excluding special items, the ($.38) per share decrease in fourth quarter 2020 earnings compared to the fourth quarter of 2019 was driven primarily by lower prices and mix in our Packaging segment ($.30) and Paper segment ($.05), lower volumes in our Paper segment ($.27), higher scheduled maintenance outage costs ($.08), higher freight expense ($.07) and a higher tax rate ($.05). These items were partially offset by higher volumes in our Packaging segment $.40, lower operating costs $.01, and other costs $.03.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Segment income (loss)
Packaging	$209.6	$214.9	$829.5	$963.4
Paper	1.7	42.9	(20.0)	175.4
Corporate and Other	(22.0)	(22.7)	(85.6)	(85.1)
	$189.3	$235.1	$723.9	$1,053.7

Segment income (loss) excluding special items
Packaging	$212.8	$215.6	$873.1	$967.5
Paper	2.5	42.9	36.6	175.6
Corporate and Other	(22.0)	(22.7)	(85.6)	(85.1)
	$193.3	$235.8	$824.1	$1,058.0

EBITDA excluding special items
Packaging	$303.0	$303.0	$1,229.2	$1,310.0
Paper	9.5	52.5	73.1	213.3
Corporate and Other	(19.8)	(20.8)	(77.3)	(78.1)
	$292.7	$334.7	$1,225.0	$1,445.2

In the Packaging segment, total corrugated products shipments with one less workday were up 9.9%, and shipments per day were up 11.7% over last year’s fourth quarter. Containerboard production was 1,174,000 tons, and containerboard inventory was down 13,000 tons from the fourth quarter of 2019 and up 40,000 tons compared to the third quarter of 2020. In the Paper segment, sales volume was down 80,000 tons compared to the fourth quarter of 2019, and down 17,000 tons from the third quarter of 2020.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Demand in our Packaging segment remained very strong as sales volumes in both our containerboard mills and our corrugated products plants set all-time records. Even though we postponed a large discretionary outage during the quarter, as well as utilized our Jackson, Alabama mill for additional containerboard production, we again ended the period with inventory levels lower than planned. Late in the quarter, we began to realize our previously announced Packaging segment price increases. Market conditions in our Paper segment continue to be challenged due to the nationwide responses to help control the spread of the pandemic. As expected, sales volume was below seasonally-stronger third quarter levels, and over 30% below the fourth quarter of 2019. As mentioned previously, with the scheduled outage at our International Falls mill, the Jackson mill was restarted on white paper in October and produced both paper and containerboard during the quarter.”

Mr. Kowlzan added, “As they have done throughout this pandemic, our employees demonstrated tremendous resiliency to overcome adversity, in both their personal and work lives, to deliver significant accomplishments throughout the company. Not the least of which was running our manufacturing and office locations safely during these times of constant change and distraction. Without question we experienced difficulties and unique challenges during the year; however, our employees never lost their resolve to succeed. Our manufacturing and sales organizations continue to successfully adapt to the needs of our customers during this period of unprecedented demand in our packaging business and effectively manage the market challenges in our paper business brought on by the pandemic, as well as worked through the impact of multiple hurricanes. Our engineering and technology organization has stayed on track with the key capital projects and process improvements for our box plants and mills. Also, our corporate staff groups found innovative solutions for remote working conditions to ensure we continue to manage the company effectively, as well as perform all of the necessary administrative activities that are necessary for our employees or are required as a public company. I am very proud of our accomplishments and the strong partnerships we have built with our customers and suppliers over many years.”

“Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan continued, “our Packaging segment demand should remain strong, with shipments exceeding those of last year’s record first quarter. This will require us to continue producing containerboard at our Jackson Mill in addition to an appropriate amount of white paper to maintain optimal inventory levels for servicing our paper customers. We expect to realize the majority of our recently announced packaging segment price increases during the first quarter, and we expect average export prices to move higher as well. However, higher freight costs are expected to continue, and labor costs will be higher with annual wage inflation and timing-related increases to fringes and benefits as we start a new year. Seasonally colder weather will increase energy and wood costs, and we also expect higher prices for recycled fiber. Finally, scheduled outage expenses should be lower although inflation-related increases with our operating supplies and repair costs are expected to offset much of this benefit.”

Mr. Kowlzan concluded, “Shelter-in-place and lockdown conditions are constantly changing across the country, and with a new federal administration in place we expect that guidelines and requirements will continue to evolve. There continues to be numerous events and actions that could significantly impact our expectations and assumptions for the upcoming quarter in both our packaging and paper segments. This is true not only for the operation of our facilities, but also for the needs of our customers and the availability of services and products we rely upon from our suppliers. As a result, we are not able to appropriately quantify our guidance for the first quarter.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 92 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs;

fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2019, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2020 Earnings Conference Call

Conference ID:  3857029

WHEN:	Thursday, January 28, 2021 at 9:30am Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 9:15am Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	January 28, 2021 at 12:00pm Eastern Time through February 11, 2021 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  3857029

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2020		2019		2020		2019
Net sales	$1,714.2		$1,720.0		$6,658.2		$6,964.3
Cost of sales	(1,380.9)	(1)	(1,336.7)	(4)	(5,288.8)	(1)(2)	(5,320.3)	(4)
Gross profit	333.3		383.3		1,369.4		1,644.0
Selling, general, and administrative expenses	(130.2)	(1)	(137.0)		(539.6)	(1)	(557.6)
Goodwill impairment	—		—		(55.2)	(3)	—
Other expense, net	(13.8)	(1)	(11.2)	(4)	(50.7)	(1)	(32.7)	(4)(5)
Income from operations	189.3		235.1		723.9		1,053.7
Non-operating pension income (expense)	0.5		(2.0)		2.3		(7.9)
Interest expense, net	(24.4)		(60.7)	(4)	(93.5)		(128.8)	(4)
Income before taxes	165.4		172.4		632.7		917.0
Provision for income taxes	(41.9)		(36.2)	(4)	(171.7)		(220.6)	(4)
Net income	$123.5		$136.2		$461.0		$696.4

Earnings per share:
Basic	$1.30		$1.44		$4.86		$7.36
Diluted	$1.30		$1.43		$4.84		$7.34

Computation of diluted earnings per share under the two class method:
Net income	$123.5	$136.2	$461.0	$696.4
Less: Distributed and undistributed income available to participating securities	(0.8)	(1.0)	(3.6)	(5.2)
Net income attributable to PCA shareholders	$122.7	$135.2	$457.4	$691.2
Diluted weighted average shares outstanding	94.5	94.3	94.4	94.1
Diluted earnings per share	$1.30	$1.43	$4.84	$7.34

Supplemental financial information:
Capital spending	$167.6	$135.7	$421.2	$399.5
Cash balance	$974.6	$679.5	$974.6	$679.5

(1)

The three and twelve months ended December 31, 2020 include $4.0 million and $28.1 million, respectively, consisting of restructuring costs for paper administrative functions and closure costs related to corrugated products facilities, substantially all of which relates to the previously announced closure of the San Lorenzo, California facility during the second quarter, partially offset by income related to the sale of a corrugated products facility during the second quarter, which were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

(2)	The twelve months ended December 31, 2020 include the following:

a.

$10.0 million of charges related to the impact of Hurricane Laura at our DeRidder, Louisiana mill, including unabsorbed costs related to lost production, excess purchased containerboard and freight costs, repair expenses, rental and supplies costs, and other recovery expenses, which were recorded in “Cost of sales”.

b.

$6.9 million of incremental, out-of-pocket costs related to COVID-19 that were incurred in the first half of 2020. Costs include materials, cleaning supplies, and sick pay as well as expenses for establishing processes and logistics for the new work requirements in all of our facilities for mitigating the spread of the virus within the Company. With the process now established, we anticipate any corresponding COVID-19 related expenses to be included in normalized costs through the span of the pandemic. The costs were recorded in “Cost of sales”.

(3)

During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions and the estimated impact on our Paper reporting unit arising from the COVID-19 pandemic, as well as projected future results of operations, we identified a triggering event indicating possible impairment of goodwill within our Paper reporting unit. The Company performed an interim quantitative impairment analysis as of May 31, 2020, and, based on the evaluation performed, we determined that goodwill was fully impaired for the Paper reporting unit and recognized a non-cash impairment charge of $55.2 million.

(4)	The three and twelve months ended December 31, 2019 include the following:

a.

$0.4 million and $1.0 million, respectively, of charges related to the second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to produce virgin kraft linerboard. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

b.

$38.7 million of charges related to the Company’s November 2019 debt refinancing, which included redemption premiums and the write-offs of remaining balances of treasury locks and unamortized debt issuance costs. These items were recorded in “Interest expense, net”.

c.

$3.2 million of income tax benefit from the stranded tax effects in Accumulated Other Comprehensive Income related to the write-offs of the treasury locks in connection with the Company’s November 2019 debt refinancing.

d.

$0.3 million of charges consisting of closure costs related to corrugated products facilities, partially offset by income from the sale of a building related to a closed corrugated products facility, which were recorded in “Other expense, net”.

(5)

The twelve months ended December 31, 2019 include $3.0 million of charges for the disposal of fixed assets related to the containerboard mill conversion at our DeRidder, Louisiana mill, which were recorded within “Other expense, net”.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Segment sales
Packaging	$1,541.0	$1,460.1	$5,919.5	$5,932.2
Paper	156.0	244.0	674.8	964.3
Corporate and Other	17.2	15.9	63.9	67.8
	$1,714.2	$1,720.0	$6,658.2	$6,964.3

Segment income (loss)
Packaging	$209.6	$214.9	$829.5	$963.4
Paper	1.7	42.9	(20.0)	175.4
Corporate and Other	(22.0)	(22.7)	(85.6)	(85.1)
Income from operations	189.3	235.1	723.9	1,053.7
Non-operating pension income (expense)	0.5	(2.0)	2.3	(7.9)
Interest expense, net	(24.4)	(60.7)	(93.5)	(128.8)
Income before taxes	$165.4	$172.4	$632.7	$917.0

Segment income (loss) excluding special items (1)
Packaging	$212.8	$215.6	$873.1	$967.5
Paper	2.5	42.9	36.6	175.6
Corporate and Other	(22.0)	(22.7)	(85.6)	(85.1)
	$193.3	$235.8	$824.1	$1,058.0

EBITDA excluding special items (1)
Packaging	$303.0	$303.0	$1,229.2	$1,310.0
Paper	9.5	52.5	73.1	213.3
Corporate and Other	(19.8)	(20.8)	(77.3)	(78.1)
	$292.7	$334.7	$1,225.0	$1,445.2

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Packaging
Segment income	$209.6	$214.9	$829.5	$963.4
Facilities closure and other costs	3.2	0.3	27.3	0.3
Hurricane Laura impact	—	—	10.0	—
Incremental costs for COVID-19	—	—	6.3	—
Wallula mill restructuring	—	0.4	—	0.8
DeRidder mill fixed asset disposals	—	—	—	3.0
Segment income excluding special items (1)	$212.8	$215.6	$873.1	$967.5

Paper
Segment income (loss)	$1.7	$42.9	$(20.0)	$175.4
Facilities closure and other costs	0.8	—	0.8	—
Goodwill impairment	—	—	55.2	—
Incremental costs for COVID-19	—	—	0.6	—
Wallula mill restructuring	—	—	—	0.2
Segment income excluding special items (1)	$2.5	$42.9	$36.6	$175.6

Corporate and Other
Segment loss	$(22.0)	$(22.7)	$(85.6)	$(85.1)
Segment loss excluding special items (1)	$(22.0)	$(22.7)	$(85.6)	$(85.1)

Income from operations	$189.3	$235.1	$723.9	$1,053.7

Income from operations, excluding special items (1)	$193.3	$235.8	$824.1	$1,058.0

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$165.4	$(41.9)	$123.5	$1.30	$172.4	$(36.2)	$136.2	$1.43
Special items (2):
Facilities closure and other costs	4.0	(1.0)	3.0	0.03	0.3	(0.1)	0.2	—
Debt refinancing (3)	—	—	—	—	38.7	(12.8)	25.9	0.28
Wallula mill restructuring	—	—	—	—	0.4	(0.1)	0.3	—
Total special items	4.0	(1.0)	3.0	0.03	39.4	(13.0)	26.4	0.28
Excluding special items	$169.4	$(42.9)	$126.5	$1.33	$211.8	$(49.2)	$162.6	$1.71

	Full Year Ended
	December 31,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$632.7	$(171.7)	$461.0	$4.84	$917.0	$(220.6)	$696.4	$7.34
Special items (2):
Facilities closure and other costs	28.1	(7.0)	21.1	0.23	0.3	(0.1)	0.2	—
Goodwill impairment	55.2	—	55.2	0.58	—	—	—	—
Hurricane Laura impact	10.0	(2.5)	7.5	0.08	—	—	—	—
Incremental costs for COVID-19	6.9	(1.7)	5.2	0.05	—	—	—	—
Debt refinancing (3)	—	—	—	—	38.7	(12.8)	25.9	0.28
DeRidder mill fixed asset disposals	—	—	—	—	3.0	(0.7)	2.3	0.02
Wallula mill restructuring	—	—	—	—	1.0	(0.3)	0.7	0.01
Total special items	100.2	(11.2)	89.0	0.94	43.0	(13.9)	29.1	0.31
Excluding special items	$732.9	$(182.9)	$550.0	$5.78	$960.0	$(234.5)	$725.5	$7.65

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

(3)

For 2019, includes $3.2 million of income tax benefit from the stranded tax effects in Accumulated Other Comprehensive Income related to the write-offs of the treasury locks in connection with the Company’s November 2019 refinancing.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$123.5	$136.2	$461.0	$696.4
Non-operating pension (income) expense	(0.5)	2.0	(2.3)	7.9
Interest expense, net	24.4	60.7	93.5	128.8
Provision for income taxes	41.9	36.2	171.7	220.6
Depreciation, amortization, and depletion	100.9	98.9	410.0	387.5
EBITDA (1)	$290.2	$334.0	$1,133.9	$1,441.2
Special items:
Facilities closure and other costs	2.5	0.3	19.0	0.3
Goodwill impairment	—	—	55.2	—
Hurricane Laura impact	—	—	10.0	—
Incremental costs for COVID-19	—	—	6.9	—
Wallula mill restructuring	—	0.4	—	0.7
DeRidder mill fixed asset disposals	—	—	—	3.0
EBITDA excluding special items (1)	$292.7	$334.7	$1,225.0	$1,445.2

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Packaging
Segment income	$209.6	$214.9	$829.5	$963.4
Depreciation, amortization, and depletion	91.7	87.4	365.2	342.8
EBITDA (1)	301.3	302.3	1,194.7	1,306.2
Facilities closure and other costs	1.7	0.3	18.2	0.3
Hurricane Laura impact	—	—	10.0	—
Incremental costs for COVID-19	—	—	6.3	—
Wallula mill restructuring	—	0.4	—	0.5
DeRidder mill fixed asset disposals	—	—	—	3.0
EBITDA excluding special items (1)	$303.0	$303.0	$1,229.2	$1,310.0

Paper
Segment income (loss)	$1.7	$42.9	$(20.0)	$175.4
Depreciation, amortization, and depletion	7.0	9.6	36.5	37.7
EBITDA (1)	8.7	52.5	16.5	213.1
Facilities closure and other costs	0.8	—	0.8	—
Goodwill impairment	—	—	55.2	—
Incremental costs for COVID-19	—	—	0.6	—
Wallula mill restructuring	—	—	—	0.2
EBITDA excluding special items (1)	$9.5	$52.5	$73.1	$213.3

Corporate and Other
Segment loss	$(22.0)	$(22.7)	$(85.6)	$(85.1)
Depreciation, amortization, and depletion	2.2	1.9	8.3	7.0
EBITDA (1)	(19.8)	(20.8)	(77.3)	(78.1)
EBITDA excluding special items (1)	$(19.8)	$(20.8)	$(77.3)	$(78.1)

EBITDA excluding special items (1)	$292.7	$334.7	$1,225.0	$1,445.2

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.